Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2014, in the Registration Statement (Form F-1) and related Prospectus of CyberArk Software Ltd. dated September 10, 2014.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
September 10, 2014	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global